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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Greene County Bancshares
Greeneville, Tennessee

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, of Greene County Bancshares, Inc. of our report dated February 25, 2005 with respect to the consolidated balance sheet of Greene County Bancshares, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004 and also to the reference to our firm under the heading "Experts" in the related prospectus.



/s/    Dixon Hughes PLLC



Atlanta, Georgia
September 22, 2005